Aflac Incorporated 2012 Form 10-K
EXHIBIT 10.40

AMENDMENT TO EMPLOYMENT AGREEMENT
BETWEEN TOHRU TONOIKE AND
AMERICAN FAMILY LIFE ASSURANCE COMPANY OF COLUMBUS

THIS AMENDMENT (“Amendment”) is entered into as of the 8th day of October 2012, by and between American Family Life Assurance Company of Columbus, a Nebraska corporation (hereinafter referred to as "Corporation") and Tohru Tonoike, (hereinafter referred to as "Employee").

W I T N E S S E T H:

WHEREAS, Corporation and Employee entered into an Employment Agreement dated February 1, 2007, which was amended by an amendment dated February 9, 2010 (such agreement as so amended being referred to as the “Employment Agreement”); and

WHEREAS, Corporation and Employee wish to extend the term of Employee's employment with Corporation and as such desire to modify the Employment Agreement, effective as of October 8, 2012;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth and contained herein, Corporation and Employee agree that the Employment Agreement shall be modified as follows:

1.Paragraph 4 shall be amended to extend the term of the Employment Agreement by striking the text of the Paragraph in its entirety and replacing it with the following:

The term of employment under this Agreement shall begin February 1, 2007, and shall continue until December 31, 2014, unless extended or sooner terminated as hereinafter provided.

2.Paragraph 8 shall be amended by deleting the second sentence thereof and replacing it with the following:

This special retirement benefit shall be equal to 110% of the sum of all amounts actually paid to Employee as performance bonus compensation under Corporation's Management Incentive Plan for calendar years 2007, 2008, 2009, 2010, 2011, 2012, 2013 and 2014 as set forth in Paragraph 7.

3.Except as expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms and continue to bind the parties.

4.This Amendment shall be effective as of October 8, 2012.

IN WITNESS WHEREOF, Corporation has hereunto caused its duly authorized executive to execute this Amendment on behalf of Corporation, and Employee has hereunto set his hand, all being done in duplicate originals, with one original being delivered to each party, as of the 8th day of October, 2012.

Employee		American Family Life Assurance Company of Columbus (Aflac)

/s/ Tohru Tonoike	By:	/s/ Daniel P. Amos
Tohru Tonoike		Daniel P. Amos Chairman and Chief Executive Officer

	Attest:	/s/ Joey M. Loudermilk
Joey M. Loudermilk Corporate Secretary